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                                                                    Exhibit 99.3
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[MGI LOGO]


NEWS RELEASE

FOR IMMEDIATE RELEASE                            CONTACT:
March 22, 2001                                      Maggie P. Knack
                                                    Director, Investor Relations
                                                    (952) 346-4771
                                                    IR@mgipharma.com
                                                    ----------------


               MGI PHARMA INITIATES NEW PHASE 2 TRIAL OF IROFULVEN
                               FOR OVARIAN CANCER

         New Phase 2 Trial to Evaluate Every-Other-Week Dosing Schedule


MINNEAPOLIS, March 22, 2001 -- MGI PHARMA, INC., (Nasdaq: MOGN) today announced that it has initiated a new Phase 2 clinical trial of irofulven, its novel anti-cancer compound, for patients with refractory or recurrent advanced epithelial ovarian cancer. This multi-center Phase 2 trial will evaluate irofulven using an every-other-week dosing schedule in up to 65 patients to develop recommendations for an anticipated Phase 3 trial with irofulven in advanced ovarian cancer. This trial is being conducted based in part upon the anti-cancer activity seen in trials sponsored by MGI and sponsored by the National Cancer Institute (NCI). Tumor shrinkage, including a complete response in the NCI Phase 2 ovarian cancer trial, and a complete response in an ovarian cancer patient using the every-other-week dosing schedule in a dose optimization trial, have prompted further development of irofulven for the treatment of ovarian cancer. The intermittent, every-other-week dosing schedule for irofulven is being used, based upon the greatly improved tolerance and demonstrated anti-cancer activity that was seen with this schedule in the dose optimization trial. The patient enrollment period for this Phase 2 trial is expected to last approximately 12-18 months.

"We are excited to further explore the activity that has been demonstrated in earlier trials of irofulven for ovarian cancer patients," said Dr. David S. Alberts, professor of medicine, pharmacology and public health and associate dean for research, College of Medicine and Arizona Cancer Center, University of Arizona, and lead investigator for MGI's trial. "Because of the evidence and anti-tumor activity seen in ovarian cancer patients who have failed prior therapies, and because of the improved tolerance and diminished toxicity with the new dosing schedule, we are eager to determine irofulven's role in treating these patients."

Ovarian cancer is the leading cause of gynecological cancer deaths among women in the United States. The American Cancer Society estimated that approximately 23,100 new cases of ovarian cancer were diagnosed and 14,000 women died from the disease in the U.S. in 2000. Worldwide, 166,000 new cases of ovarian cancer and 101,000 deaths are estimated to occur
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MGI PHARMA, INC.
Initiates Phase 2 Ovarian Cancer Trial Using New Dosing Schedule
Page 2

annually. The current first-line treatment of advanced ovarian cancer consists mainly of surgery followed by combination chemotherapy consisting of paclitaxel (Taxol(R)) and carboplatin (Paraplatin(R)), the two most commonly prescribed drugs.

 "Most ovarian cancer patients will eventually develop platinum- and paclitaxel-resistance, and salvage chemotherapy in this group is much less effective than first-line therapy," notes Dr. John MacDonald, MGI's senior vice president of research and development. "That's why chemotherapeutics with novel mechanisms of action, such as irofulven, are attractive agents to test against the drug-resistant tumors. The need for new agents in this area is huge, and we are focused on addressing these unmet needs of cancer patients."

Results of Irofulven in Ongoing Ovarian Cancer Trials
-----------------------------------------------------
MGI PHARMA is studying irofulven in refractory ovarian cancer patients who have had tumor growth during their first-line treatment or within six months following that treatment. Interim results from MGI's ongoing Phase 2 trial of irofulven in ovarian cancer indicate that of the 18 patients evaluable for objective response:

       o one patient achieved the primary endpoint of a confirmed partial response;

       o one patient experienced a partial response that was observed in only the first of two measurements required for a confirmed partial response; and

       o one patient experienced stable disease and received four cycles of treatment.

The NCI is conducting a Phase 2 trial of irofulven for the treatment of ovarian cancer in patients with recurrent or persistent disease. Irofulven was administered daily for 4-5 days every 28 days. In a presentation at the annual meeting of the American Association for Cancer Research (AACR) in April 2000, the principal investigator for the NCI trial concluded that irofulven is an active agent in ovarian cancer patients with recurrent or persistent disease and that further studies are warranted. Interim results from the first 27 patients enrolled in the trial include the following:

       o one patient achieved complete clinical response, the disappearance of measurable disease;

       o five patients achieved the primary endpoint of a partial response, with two responses lasting more than one year; and

       o seven patients experienced stable disease, ranging up to nine months.


About Irofulven
---------------
Irofulven (also known as MGI 114, hydroxymethylacylfulvene, or HMAF) is the first product candidate being developed by MGI PHARMA from its family of proprietary anti-cancer compounds called acylfulvenes. Irofulven is currently being tested in a series of clinical trials for
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MGI PHARMA, INC.
Initiates Phase 2 Ovarian Cancer Trial Using New Dosing Schedule
Page 3

the treatment of solid tumors, across a variety of cancers. Irofulven has demonstrated promising anti-tumor activity as a single agent in clinical testing against pancreatic, ovarian and prostate cancers. In February 2001, MGI PHARMA initiated a pivotal Phase 3 trial of irofulven in advanced-stage, refractory pancreatic cancer patients. Side effects from irofulven are comparable to those seen with marketed chemotherapies and include bone marrow suppression (decreases in platelets or white blood cell counts), nausea, vomiting and fatigue. Patients and healthcare providers seeking information on the various irofulven clinical trials may call MGI PHARMA's Medical Communications Help Line at 1-800-562-5580 or the National Cancer Institute's Cancer Information Service at 1-800-4-CANCER (TTY 1-800-332-8615).

About MGI PHARMA
----------------
MGI PHARMA, INC. is an oncology-focused pharmaceutical company that acquires, develops and commercializes proprietary products that meet patient needs. MGI PHARMA focuses its sales efforts solely in the United States and collaborates with other pharmaceutical or biotechnology companies for its products in international markets. For more information about MGI PHARMA, please visit the Company's web site at www.mgipharma.com.



This news release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in these statements. Factors that might affect MGI PHARMA's results include, but are not limited to the ability of MGI PHARMA's product candidates, such as irofulven, to be proven safe and effective in humans and to ultimately compete successfully with other therapies, continued sales of MGI PHARMA's marketed products, development or acquisition of additional products, reliance on contract manufacturing, changes in strategic alliances, and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. MGI PHARMA does not intend to update any of the forward-looking statements after the date of this news release to conform them to actual results.

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